EXHIBIT 99.1

WEDNESDAY SEPTEMBER 22, 8:50 AM EASTERN TIME
COMPANY PRESS RELEASE
SOURCE: Security First Technologies

SECURITY FIRST TECHNOLOGIES CONFIRMS DEAL AND ANNOUNCES TERMS OF NEW AGREEMENT TO ACQUIRE FICS GROUP, N.V.

ATLANTA,  Sept. 22 /PRNewswire/ -- Security First Technologies  (Nasdaq:  SONE -
news), a premier provider of Internet-based applications for the financial services industry, today announced terms of a new agreement to acquire FICS Group, N.V., a privately held company based in Brussels, Belgium.
                  The terms of the new agreement call for Security First Technologies to issue 10 million shares of its common stock to FICS. The new agreement also enables FICS stockholders to receive up to an additional 4.5 million shares under an "earn-out" if FICS meets certain financial goals through 2002. In addition, Security First Technologies will exchange approximately 1.2 million Security First Technologies options for the currently outstanding options held by FICS employees and will grant an additional 2.8 million Security First Technologies options to FICS employees. Based upon Security First Technologies' closing price of US $35.75 on September 21, 1999, the value of the FICS transaction is approximately US $395 million. If the earn-out targets are reached, the value of the transaction, based upon yesterday's Security First Technologies' stock closing price, would be approximately US $556 million.
                  "FICS' CEO, Michel Akkermans, has a strong reputation for leadership and, along with his seasoned management team, has established solid relationships with the world's leading financial institutions. It is a privilege to have Michel join Security First Technologies as our Chairman of the Board," said James S. Mahan III, Security First Technologies' CEO. "Combining forces with FICS remains extremely strategic for us as FICS has an established global presence, blue chip customers, and synergistic corporate banking expertise. Together, we will continue to execute upon our vision of further establishing the new company as the leading technology provider and innovator in the Internet-based financial services market worldwide."
                  Security First Technologies is committed to combining with FICS to fulfill several strategic initiatives. FICS offers Security First
Technologies:
    * A global distribution network with sales forces in 11 countries
    * A strong development team with a firm understanding of technologies not yet adopted in the U.S.
    * A deep understanding of banking payment systems and regulatory requirements in 26 countries

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    *  Established  relationships with many major financial  institutions around the world, which can be leveraged to cross-sell Virtual Financial Manager(TM) (VFM)

                  "I am extremely pleased that we have reached an agreement that will enable FICS to join forces with Security First Technologies and Edify to become the leading provider of Internet-based financial services applications in the world," said Michel Akkermans, FICS' founder, CEO and Chairman of the Board. "The new value of the transaction is the result of the changed market price of Security First Technologies stocks and a reduction in the number of shares issued to FICS. In addition, FICS employees gain significantly from the new deal in that the number of stock options they will receive is more than doubled. We are confident that the new deal places the new S1 Corporation in a stronger position for executing its long-term global strategy. I am also proud to be named Chairman of the new S1 Corporation, where I will help oversee the most dedicated and experienced technical professionals available to the financial services industry."

Terms of the Agreement
                  As  announced  previously,   a  Security  First  Technologies'
Belgian subsidiary will acquire FICS. The corporate headquarters for the new company will be in Atlanta, Georgia, with Brussels, Belgium acting as a major operational and development center. Mr. Mahan, CEO of Security First Technologies, will serve as CEO of S1 Corporation. Michel Akkermans, FICS' founder, CEO and Chairman of the Board, will serve as S1 Corporation's Chairman of the Board.
    * The FICS stockholders will receive 10 million shares of Security First Technologies common stock.
    * The FICS stockholders will have the opportunity to earn up to an additional 4.5 million shares of Security First Technologies' common stock between now and the end of 2001 if certain operating units meet revenue targets of $89 million for 2000 and $123 million for 2001.
    * FICS stockholders can earn up to one half of the additional shares by making sales to a group of specifically identified large customers.
    * Holders of options to purchase FICS stock will receive 1,168,082 options to purchase Security First Technologies' common stock, and Security First Technologies will grant FICS employees 2,831,918 million additional options at market price, for a total of 4 million options.
                  The  transaction,  which will be  accounted  for on a purchase accounting basis, is expected to close in the fourth quarter of 1999. The new terms of this transaction are subject to Security First Technologies' shareholder approval. Also on May 17, 1999, Security First Technologies agreed to acquire Edify Corporation (Nasdaq: EDFY - news) of Santa Clara, California. This agreement is progressing according to plan and is also expected to close in the fourth quarter of 1999. Today's announcement will enable Security First Technologies to continue to execute upon its vision of combining with FICS and Edify in a new organization called S1 Corporation that will be the leading strategic enterprise technology provider and innovator in the rapidly evolving market of Internet-based financial services worldwide.
                  Collectively, the new organization will deliver a complete set of solutions for all lines of business, from consumer banking, brokerage and insurance applications to small business and corporate banking products to financial reporting solutions. These applications can be delivered across multiple access devices and channels, such as Internet, wireless, and interactive voice response (IVR). The new organization will have strategic relationships with more than 35 of the top 100 financial institutions worldwide.

About Security First Technologies
                  Security First Technologies builds, delivers and operates integrated, transactional and brandable Internet applications for financial institutions. Security First Technologies' secure solutions are available for in-house implementations or can be outsourced to the Security First Technologies Data Center. Security First Technologies also offers training, product integration and customer service center outsourcing. Security First Technologies, through direct sales and channel partnerships, has agreed to provide software applications and technology to more than 100 financial entities. Security First Technologies can be reached at www.S1.com.

About FICS
                  FICS enriches the enterprise-wide solution set to be delivered by the new organization in several key areas: corporate electronic banking,
Java-based Internet banking and central bank reporting software. FICS also brings expertise in smart card development and wireless technology. In addition, the company's worldwide presence gives the new entity an immediate operational presence in 11 countries and a customer base in 26 countries.
                  FICS was founded in 1989 by Michel Akkermans, current CEO and Chairman. FICS has since grown exponentially to become one of the world's leading software companies in the field of regulatory financial reporting and remote electronic banking. FICS today employs more than 650 people across 12 locations in 10 countries: Australia, Belgium (headquarters), France, Luxembourg, Portugal, the Netherlands, Spain, the United Kingdom and the United States. FICS' web site is at www.ficsgrp.com

Forward-looking statements
                  Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified in the Company's filings with the Securities and Exchange Commission, press releases and other public communications.

SOURCE: Security First Technologies